UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007

B&D Food, Corp.
(Exact name of Registrant as specified in its Charter)

Delaware	000-21247	51-0373976
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Madison Avenue, Suite 1006, New York, New York 10022-2511
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: (212) 937-8456

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Assets.

September 26, 2007 B&D Food Corp. (“BDFC”) announced today that, on September 24, 2007, it signed a 99 year lease (with an option to renew for another 99 years) on 5,000 hectares of land in the Jimma Administrative Zone, Limu Kosa District, Ethiopia for the purpose of growing coffee. BDFC will own and conduct operations on this land through a newly-created majority-owned subsidiary, BDFC Ethiopia. The owner and lessor of the land is Oromia Investment Commission, a company owned by the Government of Ethiopia. The consideration for the lease is 82 birr per hectare per annum, which, at today’s exchange rates, translates into approximately U.S. $9 per hectare per annum (i.e., approximately U.S. $45,000 per annum in total). The rent is payable on each anniversary of the signing of the lease in arrears. So the first payment under the lease will be due in September 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

B&D Food Corporation

Dated: September 26, 2007	By:	/s/ Yaron Arbell
Name: Yaron Arbell Title: Chief Executive Officer